EXHIBIT 10.1

AMENDMENT NO. 3

TO

RIGHTS AGREEMENT

THIS AMENDMENT NO. 3 (this "Amendment") to the Rights Agreement, dated as of March 12, 2000, as amended on September 5, 2007 and December 21, 2007 (the "Rights Agreement"), by and between CPI Corp., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., a federally chartered trust company, as successor rights agent to Harris Trust and Savings Bank (the "Rights Agent"), is made and entered into as of March 12, 2010.

WHEREAS, the Board of Directors of the Company has deemed it advisable and in the best interests of the Company and its stockholders to extend the Final Expiration Date of the Rights Agreement for three years; and

WHEREAS, the Board of Directors of the Company has authorized the amendment and restatement of certain provisions of the Rights Agreement as described below;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendment of Definition of Beneficial Owner.  Section 1(c) of the Rights Agreement is hereby amended to replace the period of the end of Section 1(c)(iv) and add “; or” followed by a new subsection (v) to be and read in its entirety as follows:

“(v)           That are the subject of a derivative transaction entered into by such Person (or any Affiliate or Associate of such Person), which gives such Person (or such Affiliate or Associate of such Person) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (a) such derivative conveys any voting rights in such securities to such Person (or such Affiliate or Associate of such Person), (b) the derivative is required to be, or capable of being, settled through delivery of such securities, or (c) such Person (or such Affiliate or Associate of such Person) may have entered into other transactions that hedge the economic effect of such derivative.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to Beneficially Own hereunder.  In determining the number of Common Shares deemed Beneficially Owned by virtue of subparagraph (iv) of this paragraph (c), the subject Person shall be deemed to Beneficially Own (without duplication) the number of Common Shares that are synthetically owned pursuant to such derivative securities.”

2. Deletion of Definition of Exempt Person and Related Terms.  Sections 1(o) “Exempt Person”, 1(p) “Excess Shares”, 1(q) “Knightspoint Group” and 1(r) “Pro Rata Shares” of the Rights Agreement are hereby deleted in their entirety.

3. Amendment of Section 2.  Section 2 of the Rights Agreement is hereby amended to delete the following language “and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares)”.

4. Termination Date.  Section 7(a)(i) of the Rights Agreement is hereby amended to define the Final Termination Date to be March 13, 2013.

5. Amendment of Section 21.  Section 21 of the Rights Agreement is hereby amended:

(a)  to insert the following language “in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company”  immediately before the word “to” and after the word “and” in the first sentence thereof;

(b) to delete the following language “, and to the holders of the Rights Certificates by first-class mail” in the first sentence thereof; and

(c) to replace “100,000,000”  with “$50,000,000” and insert “individually or combined with an Affiliate” immediately thereafter.

6. Amendment of Section 26.  Section 26 of the Rights Agreement is hereby amended to insert “overnight delivery service or” immediately before the word “first-class” and after the word “by” in the first two sentences thereof.

7. Elimination of Exhibit D.  The Rights Agreement is hereby amended to delete Exhibit D in its entirety.

8. No Further Amendments.  Except as expressly amended pursuant to Sections 1 through 7 hereof, the remaining provisions of the Rights Agreement shall remain in full force and effect in accordance with their terms.

9. Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  This Amendment may be executed by electronic or facsimile signature, and an electronic or facsimile signature shall constitute an original for all purposes.

10. Miscellaneous.  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Rights Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to the Rights Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                             The "Company":

CPI CORP.

By:	/s/Renato Cataldo
Name: Renato Cataldo
Title: Chief Executive Officer/President

                              The "Rights Agent":

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration